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                                                                   EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountant, I hereby consent to the use of my report included or made a part of this registration statement.



July 8, 1999                                      /s/  David R. Daggett
Torrington, Connecticut                        --------------------------------
                                                       David R. Daggett, CPA